As filed with the Securities and Exchange Commission on September 30, 2009
Registration No. 333 -_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under the
Securities Act of 1933
LAKES ENTERTAINMENT, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-1913991
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
(952) 449-9092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lyle Berman
Chief Executive Officer
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
(952) 449-9092
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

Damon Schramm, Esq. Secretary and General Counsel Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 (952) 449-9092	J.C. Anderson, Esq. Daniel R. Tenenbaum, Esq. Gray Plant Mooty 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 632—3000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by Registrant.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered (1)	Price (2)(3)(4)	Fee (5)
Common stock, par value $0.01 per share (6)(7)
Preferred stock, par value $0.01 per share (7)
Debt Securities (8)
Warrants (9)
Units (10)
Total	$50,000,000	$2,790

(1)	These offered securities may be sold separately, together or as units with other securities.

(2)	An indeterminate number or amount of our securities listed, as may from time to time be offered, reoffered or sold, at indeterminate prices, is being registered pursuant to this registration statement.

(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. The proposed maximum offering price per share will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	The registration fee has been calculated, pursuant to Rule 457(o) under the Securities Act, on the basis of the maximum aggregate offering price of the securities listed.

(6)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of shares of our common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, anti-dilution adjustments, stock dividends or similar transactions.

(7)	There is also being registered such indeterminate number of shares of preferred stock and common stock as may be issued (i) separately, or (ii) upon conversion or exchange of any other securities that provide for conversion or exchange. No separate consideration will be received for the preferred stock or common stock issued upon such conversion or exchange.

(8)	An indeterminate principal amount of debt securities, as may from time to time be sold at indeterminate prices, is being registered pursuant to this registration statement.

(9)	An indeterminate number of warrants, as may from time to time be sold at indeterminate prices, is being registered pursuant to this registration statement.

(10)	An indeterminate principal amount of units, as may from time to time be sold at indeterminate prices, is being registered pursuant to this registration statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2009.
PROSPECTUS
LAKES ENTERTAINMENT, INC.

$50,000,000
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Units

          We may offer and sell, from time to time, our common stock, preferred stock, debt securities and/or warrants, either individually or in units, in one or more offerings in the amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate offering price of up to $50,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock or common stock, preferred stock or debt securities upon the exercise of warrants.
          We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed basis. The prospectus supplements will provide the specific terms of the plan of distribution. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.
          Our common stock is listed on The Nasdaq Global Market under the symbol “LACO.” On September 29, 2009, the last reported sale price of our common stock on the Nasdaq Global Market was $3.36.
          Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 4 of this prospectus and the risk factors described in any prospectus supplement or in other documents incorporated by reference herein or therein before buying our securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
          This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this Prospectus is ______, 2009

ABOUT THIS PROSPECTUS	ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii

SUMMARY	1

RISK FACTORS	4

USE OF PROCEEDS	4

SECURITIES WE MAY OFFER	4

RATIO OF EARNINGS TO FIXED CHARGES	4

DESCRIPTION OF CAPITAL STOCK	5

DESCRIPTION OF DEBT SECURITIES	7

DESCRIPTION OF WARRANTS	11

DESCRIPTION OF UNITS	13

PLAN OF DISTRIBUTION	13

LEGAL MATTERS	15

EXPERTS	15

WHERE YOU CAN FIND MORE INFORMATION	15
EX-4.2
EX-4.3
EX-5.1
EX-12.1
EX-23.1
EX-24.1
EX-24.2
EX-24.3
EX-24.4
EX-24.5
EX-24.6
EX-24.7

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ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, offer and sell, from time to time, the securities referenced herein in one or more offerings up to an aggregate offering price of $50,000,000. This prospectus includes a general description of the securities we may offer. Each time our securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In addition, a prospectus supplement may include a discussion of any risk factors in addition to those described in this prospectus. Before buying any of the securities offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”
          You should rely only on the information contained or incorporated by reference in this prospectus, any related prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and that any information we have incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
          References in this prospectus to “Lakes,” the “Company,” “we,” “us” and “our” refer to Lakes Entertainment, Inc. and its subsidiaries.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. Without limiting the broader description of forward-

ii

looking statements, we specifically note that statements regarding our plans for future expansion and other business development activities as well as other statements regarding capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition are all forward-looking in nature.
          Such forward looking information involves important risks and uncertainties that could significantly affect our anticipated results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of us.
          These risks and uncertainties include, but are not limited to:
•	the need for current financing to meet our operational and development needs;

•	the inability to complete or possible delays in completion of our casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects;

•	possible termination or adverse modification of management or development contracts;

•	the highly competitive industry in which we operate;

•	possible changes in regulations;

•	reliance on continued positive relationships with Indian tribes and repayment of amounts owed to us by Indian tribes;

•	possible need for future financing to meet our expansion goals;

•	risks of entry into new businesses; and

•	reliance on our management.
          We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement or free writing prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement and free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

iii

SUMMARY
          This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision.
Business Overview
          We develop, finance and manage Indian-owned and non-Indian-owned casino properties. We currently have development and management or financing agreements with four separate tribes for casino operations in Michigan, California, and Oklahoma for a total of five separate casino projects. We also have regulatory approval for development of a casino in Vicksburg, Mississippi and have entered into a joint venture aimed at developing and operating a casino project in the South Central Zone of Kansas.
          We are currently managing the Cimarron Casino in Oklahoma for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort in Michigan for the Pokagon Band of Potawatomi Indians (the “Pokagon Band”) and the Red Hawk Casino in California for the Shingle Springs Band of Miwok Indians (the “Shingle Springs Tribe”). The remaining projects are in various stages of development, as discussed in greater detail below. We also develop new table games for licensing to both Tribal and non-Tribal casinos.
          Indian Casino Business. Since inception, Lakes’ has principally been involved in the development and management of Indian-owned casino properties and related amenities.
          Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, a federally recognized Indian Tribe, and the Iowa Tribe of Oklahoma, a federally-chartered corporation (collectively, the “Iowa Tribe”) in Perkins, Oklahoma, under a seven-year management contract, which commenced in 2006. The Cimarron Casino features approximately 375 electronic gaming machines and a food and beverage outlet.
          Lakes developed, and has a five-year contract to manage, the Four Winds Casino Resort for the Pokagon Band in New Buffalo Township, Michigan near Interstate 94. Lakes began managing the Four Winds Casino Resort when it opened to the public on August 2, 2007. The Four Winds Casino Resort is located near the first Interstate 94 exit in southwestern Michigan, approximately 75 miles east of Chicago. The facility features approximately 3,000 slot machines, 72 table games, a 12-table poker room, a 165-room hotel, five restaurants, three bars, a players’ lounge, a child care facility and arcade, retail space and a parking garage.
          Lakes also developed, and has a seven-year contract to manage, the Red Hawk Casino that was built on the Rancheria of the Shingle Springs Tribe in El Dorado County, California, adjacent to U.S. Highway 50, approximately 30 miles east of Sacramento, California. Lakes began managing the Red Hawk Casino when it opened to the public on December 17, 2008. The Red Hawk Casino features approximately 2,100 electronic gaming devices, 75 table games, six restaurants, six bars, retail space, a parking garage, a child care facility and arcade. To provide direct freeway access to the Red Hawk Casino, an affiliate of the Shingle Springs Tribe constructed a dedicated inter-change on U.S. Highway 50.
          Lakes continues to explore other casino development opportunities with Indian tribes. Currently, through various subsidiaries, we have entered into the following contracts for the development and management or financing of these Indian casino projects:
•	Lakes has contracts to develop and finance a casino to be built on the reservation of the Jamul Indian Village (the “Jamul Tribe”) located on State Highway 94, approximately 20 miles east of San Diego, California (the “Jamul Casino”). The Jamul Casino project has been significantly delayed due to various political and regulatory issues. However, the Jamul Tribe has the two basic requirements to eventually successfully build this proposed project — federal recognition as an Indian Tribe and Indian land eligible for gaming. We currently expect to continue our involvement with this project.

•	Lakes has a consulting agreement and management contract with the Iowa Tribe in connection with developing, equipping and managing a casino resort which is planned to be built near Route 66, approximately 25 miles northeast of Oklahoma City, Oklahoma (the “Ioway Casino Resort”). The Iowa Tribe is currently leasing and acquiring land from tribal members, which is held in trust for the individual tribal members by the United States Government. The Bureau of Indian Affairs (the “BIA”) has granted approval on the purchase of a 60-acre allotment but the remaining transactions for the final 14 acres still require BIA approval. However, due to continued delays in approval of the additional 14 acres, the Iowa Tribe is proceeding with design plans for the construction of the project on the approved 60 acres. Lakes submitted its management contract with the Iowa Tribe for the Ioway Casino Resort to the National Indian Gaming Commission (the “NIGC”) for review in 2005. The NIGC has stated that it is waiting for the BIA to approve all land leases before it will issue an opinion on the management contract.
          Non-Indian Casinos. Lakes also explores opportunities to develop and operate casinos that are not owned by Indian tribes. We have received various regulatory approvals to develop a casino near Vicksburg, Mississippi. However, uncertainty exists surrounding the development of this project due primarily to changes in the economic environment and credit markets. As a result, the assets associated with the Vicksburg project are recorded at their estimated fair value of $5.4 million as of June 28, 2009.
          In April 2009, we submitted an application with the Kansas Lottery to develop and manage a casino to be located in south central Kansas. In August 2009 we announced that we were withdrawing our application and, instead, entering into a joint venture with the Chisholm Creek Casino Resort, LLC (“Chisholm”) relating to an application to the Kansas Lottery to develop and operate a casino project in south central Kansas. Phase one of the proposed casino is planned to feature 1,300 to 1,500 slot machines, 30 table games, and other amenities, which may include a number of restaurants and a hotel to be developed by a third party developer. Additional phases of development could include expanded gaming positions, an entertainment center, and other amenities. On August 27, 2009, the Kansas Lottery Commission approved the management contract for Chisholm. The management contract will be forwarded to the Lottery Review Board for its ultimate decision regarding a gaming facility management contract, expected to occur during the fourth quarter of 2009.

     Development and Marketing of Table Games. A division of Lakes has developed and patented and currently markets and licenses rights for new table game concepts to casinos. We continue to test and market a number of games including World Poker Tour (“WPT”) “All In Hold’EmTM,” “Rainbow Poker,” “Four The Money,” and “Bonus Craps.” The WPT “All In Hold’EmTM” game is currently operating in several casinos across the United States. The revenues from this division are currently not significant and we are evaluating whether to continue with the business.
     Real Estate Holdings. Lakes owns parcels of land in California and Oklahoma related to its Indian casino projects with the Jamul Tribe and the Iowa Tribe, in Minnesota related to our corporate offices, and in Mississippi related to its Vicksburg project.
          Executive Offices
          We are incorporated under the laws of the State of Minnesota. Our executive offices are located at 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota, 55305, and our telephone number is (952) 449-9092. Our website address is www.lakesentertainment.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS
          Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, as amended, and as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission, or SEC, and which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks and uncertainties described in these documents are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in these documents or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”
USE OF PROCEEDS
          We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for funding development of projects, repayment of outstanding indebtedness, working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.
SECURITIES WE MAY OFFER
          We may offer shares of our common stock or preferred stock, various series of debt securities, warrants to purchase any of such securities, and units with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	For the	For the	For the	For the	For the	Six Months
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Ended
	January 2,	January 1,	December 31,	December 30,	December 28,	June 28,
	2005	2006	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges (1)	—	—	2.8	—	—	5.6

(1)	Our earnings were insufficient to cover our fixed charges by $0.9 million for the year ended January 2, 2005, $9.9 million for the year ended January 1, 2006, $5.3 million for the year ended December 30, 2007, and $68.9 million for the year ended December 28, 2008.
DESCRIPTION OF CAPITAL STOCK
          As of the date of this prospectus, our Articles of Incorporation authorizes us to issue 200,000,000 shares of capital stock, par value $0.01 per share. The following summary describes the material terms of our capital stock. The foregoing and the following description of our capital stock is qualified by reference to our Articles of Incorporation, as amended, filed as an exhibit to the registration statement to which this prospectus relates, and the provisions of the Minnesota Business Corporation Act.
Common Stock
          Each holder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus, when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
          Our board of directors has the authority, without action by its shareholders, to designate and issue shares of capital stock in one or more class or series. The board of directors may also designate the rights, preferences and privileges of each series or class of capital stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company without further action by the stockholders.
          Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing, among other rights and preferences, class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.
Anti-Takeover Effects of Certain Provisions of Minnesota Law
          Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover if our board of directors determines that such a takeover is not in our best interests or the best interests of our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us that could deprive our shareholders of opportunities to sell their shares of our stock at higher values.
          Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our stock (from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisition by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
          Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s share acquisition date.

Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.
Listing
          Our common stock is listed on the Nasdaq Global Market under the symbol “LACO.” We have not applied to list our common stock on any other exchange or quotation system.
DESCRIPTION OF DEBT SECURITIES
          The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt and may be convertible debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.
          Debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. We have summarized below the terms of the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the debt securities is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read that document.
General
          The indenture will not limit the aggregate principal amount of debt securities we may issue and will provide that we may issue debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.
          Unless otherwise provided in a prospectus supplement, any debt securities will be our unsecured obligations and will be subordinated in right of payment to all of our senior indebtedness.
          Because our assets may be held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.
          You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:
•	the title and specific designation of the debt securities;

•	the terms of subordination, if applicable;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are convertible, and if so, the terms of conversion;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.
          Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange. We may issue the debt securities in fully registered form without coupons.
          Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. Interest will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment in immediately available funds. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.
          Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.
          We may initially appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.
          Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

          We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.
          If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.
          We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Use of Global Securities
          The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.
          The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section. In this section, the term debt securities will refer to both senior, subordinated and convertible debt securities.
          Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

          As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.
          We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
          We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
DESCRIPTION OF WARRANTS
          We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, common stock or preferred stock that we may sell.
          The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
          The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General
          The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:
•	the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the number of securities may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.
          The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement relating to the warrants being offered.
No Rights of Security Holder Prior to Exercise
          Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS
          We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement. The form of units and the applicable unit agreement will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the applicable unit agreement and unit before you purchase any of our units.
PLAN OF DISTRIBUTION
          We may sell the securities covered by this prospectus from time to time as follows:
•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents; or

•	through a combination of any of these methods of sale.
          The prospectus supplement or free writing prospectus will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.
          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
          We may sell the securities directly or through agents from time to time. The prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.
          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

          Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
          In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
          The validity of our common stock offered by this prospectus will be passed upon for us by Gray, Plant, Mooty, Mooty & Bennett, P.A. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel that we will name in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements of Lakes Entertainment, Inc. and its subsidiaries incorporated herein by reference have been so incorporated in reliance upon the report of Piercy Bowler Taylor & Kern, Certified Public Accountants, an independent registered public accounting firm, given upon the firm’s authority as an expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

          The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:
•	Our Annual report on Form 10-K for the year ended December 28, 2008 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2009 Annual Meeting of Shareholders);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 29, and June 28, 2009;

•	Our Current Reports on Form 8-K as filed with the SEC on January 13, March 10, March 13, April 7, April 17, May 8, June 30, July 6, August 27, 2009 and September 30, 2009;

•	The description of our common stock contained in our registration statement on Form 10 registering our common stock under Section 12 of the Exchange Act as filed with the SEC on October 23, 1998, as amended by our registration statement on Form 8-A/A as filed with the SEC on May 16, 2000; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the last offering of common stock under this prospectus (excluding any portion of such documents which are furnished and not filed with the SEC) and all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.
          You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website at www.lakesentertainment.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.
          We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the above reports and documents which are incorporated by reference into this prospectus but not delivered with the prospectus. You can make a written or oral request for a free copy of any or all of the above reports and documents by writing to Timothy J. Cope, our President and Chief Financial Officer, at 130 Cheshire Lane, Suite 101, Minnetonka, MN 55305; or by emailing Mr. Cope at tcope@lakesentertainment.com; or by telephoning Mr. Cope at (952) 449-9092.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, payable by us in connection with the offering of common stock being registered. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$2,790
Printing expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	20,000
Transfer Agent and Registrar fees	3,500
Miscellaneous	20,000

Total	$111,290

Item 15. Indemnification of Directors and Officers.
          We are subject to the Minnesota Business Corporation Act (the “MBCA”). Section 302A.521 of the MBCA provides that we shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person:
•	has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 of the MBCA, if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	reasonably believed that the conduct was in our best interests in the case of acts or omissions in such person’s official capacity for us or reasonably believed that the conduct was not opposed to our best interests in the case of acts or omissions in such person’s official capacity for other affiliated organizations.
          Article 7 of our articles of incorporation further provide that our directors shall not be personally liable to us or our shareholders for breaches of fiduciary duty. In addition, Article 6 of our Bylaws provides that we shall indemnify our directors to the fullest extent permitted under the MBCA.
          We also maintain a director and officer insurance policy to cover ourselves, our directors and our officers against certain liabilities.
Item 16. Exhibits and Financial Statement Schedules.
          (a) Exhibits:

Exhibits	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger by and among Hilton, Park Place Entertainment Corporation, Gaming Acquisition Corporation, Lakes Gaming, Inc., and Grand Casinos, Inc. dated as of June 30, 1998. (Incorporated herein by reference to Exhibit 2.2 to Lakes’ Form 10 Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) on October 23, 1998 (the “Lakes Form 10”)).

3.1	Articles of Incorporation of Lakes Entertainment, Inc. (as amended through May 4, 2004). (Incorporated herein by reference to Exhibit 3.1 to Lakes’ Report on Form 10-Q for the fiscal quarter ended April 4, 2004.)

3.2	Lakes Entertainment, Inc. Certificate of Designation of Series A Convertible Preferred Stock dated February 21, 2006. (Incorporated herein by reference to Exhibit 3.1 to Lakes’ Current Report on Form 8-K filed with the Commission on February 22, 2006.).

3.3	By-laws of Lakes Gaming, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Lakes Form 10.)

4.1	Rights Agreement, dated as of May 12, 2000, between Lakes Gaming, Inc. and Norwest Bank Minnesota, National Association, as Rights Agent. (Incorporated herein by reference to Exhibit 4.1 to Lakes’ Form 8-K filed May 6, 2000.)

4.2	Form of Specimen Certificate for Registrant’s common stock.

4.3	Form of Indenture for Debt Securities of Lakes Entertainment, Inc.

4.4	Form of Warrant Agreement.*

Exhibits	Description

4.5	Form of Unit Agreement.*

5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Piercy, Bowler, Taylor & Kern.

23.2	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney of Lyle Berman

24.2	Power of Attorney of Timothy J. Cope

24.3	Power of Attorney of Morris Goldfarb

24.4	Power of Attorney of Larry C. Barenbaum

24.5	Power of Attorney of Ray Moberg

24.6	Power of Attorney of Neil I. Sell

24.7	Power of Attorney of Richard D. White

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of the common stock.
Item 17. Undertakings.
a.	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

e.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

f.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

g.	The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on September 30, 2009.

LAKES ENTERTAINMENT, INC. Registrant
By:	/s/ Lyle Berman
Name:	Lyle Berman
Title:	Chairman of the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated:

Name	Title	Date
/s/ Lyle Berman Lyle Berman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 30, 2009

/s/ Timothy J. Cope Timothy J. Cope	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 30, 2009

/s/ Morris Goldfarb	Director	September 30, 2009
Morris Goldfarb

/s/ Larry C. Barenbaum	Director	September 30, 2009
Larry C. Barenbaum

/s/ Ray Moberg	Director	September 30, 2009
Ray Moberg

/s/ Neil I. Sell	Director	September 30, 2009
Neil I. Sell

/s/ Richard D. White	Director	September 30, 2009
Richard D. White

EXHIBIT INDEX
EXHIBITS
The following exhibits are filed herewith or incorporated by reference herein:

Exhibits	Description

*1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and among Hilton, Park Place Entertainment Corporation, Gaming Acquisition Corporation, Lakes Gaming, Inc., and Grand Casinos, Inc. dated as of June 30, 1998. (Incorporated herein by reference to Exhibit 2.2 to Lakes’ Form 10 Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) on October 23, 1998 (the “Lakes Form 10”)).

3.1	Articles of Incorporation of Lakes Entertainment, Inc. (as amended through May 4, 2004). (Incorporated herein by reference to Exhibit 3.1 to Lakes’ Report on Form 10-Q for the fiscal quarter ended April 4, 2004.)

3.2	Lakes Entertainment, Inc. Certificate of Designation of Series A Convertible Preferred Stock dated February 21, 2006. (Incorporated herein by reference to Exhibit 3.1 to Lakes’ Current Report on Form 8-K filed with the Commission on February 22, 2006.).

3.3	By-laws of Lakes Gaming, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Lakes Form 10.)

4.1	Rights Agreement, dated as of May 12, 2000, between Lakes Gaming, Inc. and Norwest Bank Minnesota, National Association, as Rights Agent. (Incorporated herein by reference to Exhibit 4.1 to Lakes’ Form 8-K filed May 6, 2000.)

4.2	Form of Specimen Certificate for Registrant’s common stock.

4.3	Form of Indenture for Debt Securities of Lakes Entertainment, Inc.

*4.4	Form of Warrant Agreement

*4.5	Form of Unit Agreement

5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Piercy, Bowler, Taylor & Kern.

23.2	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney of Lyle Berman

24.2	Power of Attorney of Timothy J. Cope

Exhibits	Description

24.3	Power of Attorney of Morris Goldfarb

24.4	Power of Attorney of Larry C. Barenbaum

24.5	Power of Attorney of Ray Moberg

24.6	Power of Attorney of Neil I. Sell

24.7	Power of Attorney of Richard D. White

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of the common stock.